Exhibit 99.1

Steve Madden Announces Second Quarter 2024 Results

LONG ISLAND CITY, N.Y., July 31, 2024 – Steven Madden, Ltd. (Nasdaq: SHOO), a leading designer and marketer of fashion-forward footwear, accessories and apparel, today announced financial results for the second quarter ended June 30, 2024.

Amounts referred to as “Adjusted” are non-GAAP measures that exclude the items defined as “Non-GAAP Adjustments” in the “Non-GAAP Reconciliation” section.

Second Quarter 2024 Results

●	Revenue increased 17.6% to $523.6 million, compared to $445.3 million in the same period of 2023.
●	Gross profit as a percentage of revenue was 41.5%, compared to 42.6% in the same period of 2023.
●	Operating expenses as a percentage of revenue were 31.3%, compared to 32.7% in the same period of 2023. Adjusted operating expenses as a percentage of revenue were 31.1%, compared to 32.6% in the same period of 2023.
●	Income from operations totaled $46.9 million, or 9.0% of revenue, compared to $44.0 million, or 9.9% of revenue, in the same period of 2023. Adjusted income from operations totaled $54.5 million, or 10.4% of revenue, compared to $44.5 million, or 10.0% of revenue, in the same period of 2023.
●	Net income attributable to Steven Madden, Ltd. was $35.4 million, or $0.49 per diluted share, compared to $34.5 million, or $0.46 per diluted share, in the same period of 2023. Adjusted net income attributable to Steven Madden, Ltd. was $41.2 million, or $0.57 per diluted share, compared to $34.9 million, or $0.47 per diluted share, in the same period of 2023.

Edward Rosenfeld, Chairman and Chief Executive Officer, commented, “We delivered strong results in the second quarter, with revenue increasing 18% and Adjusted diluted EPS rising 23% compared to the same period in 2023. This performance was driven by exceptional growth in the accessories and apparel categories and robust gains in international markets and direct-to-consumer channels, demonstrating our team’s strong execution of our key strategic initiatives. While the near-term operating environment remains choppy, we are confident that our core strengths – our brands, business model and people – will enable us to drive sustainable revenue and earnings growth over the long term.”

Second Quarter 2024 Channel Results

Revenue for the wholesale business was $385.3 million, a 22.5% increase compared to the second quarter of 2023. Excluding the newly acquired Almost Famous, wholesale revenue increased 8.2%. Wholesale footwear revenue increased 0.9%. Wholesale accessories/apparel revenue increased 86.0%, or 29.8% excluding Almost Famous. Gross profit as a percentage of wholesale revenue was 33.1%, compared to 33.6% in the second quarter of 2023 driven by the impact of Almost Famous.

Direct-to-consumer revenue was $136.4 million, a 6.4% increase compared to the second quarter of 2023. Gross profit as a percentage of direct-to-consumer revenue increased to 64.3%, compared to 63.7% in the second quarter of 2023 driven by reduced promotional activity.

The Company ended the quarter with 273 brick-and-mortar retail stores and five e-commerce websites, as well as 27 company-operated concessions in international markets.

Balance Sheet and Cash Flow Highlights

As of June 30, 2024, cash, cash equivalents and short-term investments totaled $192.2 million. Inventory totaled $241.6 million, compared to $207.8 million at the end of the second quarter of 2023.

During the second quarter of 2024, the Company spent $38.2 million on repurchases of its common stock, which includes shares acquired through the net settlement of employees’ stock awards.

Quarterly Cash Dividend

The Company’s Board of Directors approved a quarterly cash dividend of $0.21 per share. The dividend is payable on September 23, 2024 to stockholders of record as of the close of business on September 13, 2024.

2024 Outlook

For fiscal 2024, the Company continues to expect revenue will increase 11% to 13% compared to 2023. The Company expects diluted EPS will be in the range of $2.43 to $2.53. The Company continues to expect Adjusted diluted EPS will be in the range of $2.55 to $2.65.

Conference Call Information

Interested stockholders are invited to listen to the conference call scheduled for today, July 31, 2024, at 8:30 a.m. Eastern Time, which will include a discussion of the Company’s second quarter 2024 earnings results and 2024 outlook. The call will be webcast live on the Company’s website at https://investor.stevemadden.com. A webcast replay of the conference call will be available on the Company’s website or via the following webcast link https://edge.media-server.com/mmc/p/fqn8ogri beginning today at approximately 10:00 a.m. Eastern Time.

About Steve Madden

Steve Madden designs, sources and markets fashion-forward footwear, accessories and apparel. In addition to marketing products under its own brands including Steve Madden®, Dolce Vita®, Betsey Johnson®, Blondo® and GREATS®, Steve Madden licenses footwear, handbags and other accessory categories for the Anne Klein® brand. Steve Madden also designs and sources products under private label brand names for various retailers. Steve Madden’s wholesale distribution includes department stores, mass merchants, off-price retailers, shoe chains, online retailers, national chains, specialty retailers and independent stores. Steve Madden also directly operates brick-and-mortar retail stores and e-commerce websites. Steve Madden also licenses certain of its brands to third parties for the marketing and sale of certain products in the apparel, accessory and home categories. For local store information and the latest sandals, dress shoes, fashion sneakers, boots, booties, and more, please visit www.stevemadden.com, www.dolcevita.com and our other branded websites.

Safe Harbor Statement Under the U.S. Private Securities Litigation Reform Act of 1995

This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Examples of forward-looking statements include, among others, statements regarding revenue and earnings guidance, plans, strategies, objectives, expectations and intentions. Forward-looking statements can be identified by words such as: “may”, “will”, “expect”, “believe”, “should”, “anticipate”, “project”, “predict”, “plan”, “intend”, “estimate”, or “confident” and similar expressions or the negative of these expressions. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they represent the Company’s current beliefs, expectations, and assumptions regarding anticipated events and trends affecting its business and industry based on information available as of the time such statements are made. Investors are cautioned that such forward-looking statements are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy and some of which may be outside of the Company’s control. The Company’s actual results and financial condition may differ materially from those indicated in these forward-looking statements. As such, investors should not rely upon them. Important risk factors include:

●	geopolitical tensions in the regions in which we operate and any related challenging macroeconomic conditions globally that may materially adversely affect our customers, vendors, and partners, and the duration and extent to which these factors may impact our future business and operations, results of operations and financial condition;
●	the Company’s ability to navigate shifting macro-economic environments, including but not limited to inflation and the potential for recessionary conditions;
●	the Company’s ability to accurately anticipate fashion trends and promptly respond to consumer demand;
●	the Company’s ability to compete effectively in a highly competitive market;
●	the Company’s ability to adapt its business model to rapid changes in the retail industry;
●	supply chain disruptions to product delivery systems and logistics, and the Company’s ability to properly manage inventory;
●	the Company’s reliance on independent manufacturers to produce and deliver products in a timely manner, especially when faced with adversities such as work stoppages, transportation delays, public health emergencies, social unrest, changes in local economic conditions, and political upheavals as well as their ability to meet the Company’s quality standards;
●	the Company’s dependence on the hiring and retention of key personnel;
●	the Company’s ability to successfully implement growth strategies and integrate acquired businesses;
●	changes in trade policies and tariffs imposed by the United States government and the governments of other nations in which the Company manufactures and sells products;
●	the Company’s ability to adequately protect its trademarks and other intellectual property rights;
●	the Company’s ability to maintain adequate liquidity when negatively impacted by unforeseen events such as an epidemic or a pandemic, which may cause disruption to the Company’s business operations for an indeterminable period of time;
●	legal, regulatory, political and economic risks that may affect the Company’s sales in international markets;
●	changes in U.S. and foreign tax laws that could have an adverse effect on the Company’s financial results;
●	additional tax liabilities resulting from audits by various taxing authorities;
●	cybersecurity risks and costs of defending against, mitigating, and responding to data security threats and breaches impacting the Company;
●	the Company’s ability to achieve operating results that are consistent with prior financial guidance; and
●	other risks and uncertainties indicated from time to time in the Company’s filings with the Securities and Exchange Commission.

The Company does not undertake, and disclaims, any obligation to publicly update any forward-looking statement, including, without limitation, any guidance regarding revenue or earnings, whether as a result of new information, future developments, or otherwise.

STEVEN MADDEN, LTD. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30, 2024	June 30, 2023	June 30, 2024	June 30, 2023

Net sales	$521,709	$442,837	$1,072,276	$904,574
Licensing fee income	1,844	2,465	3,658	4,562
Total revenue	523,553	445,302	1,075,934	909,136
Cost of sales	306,424	255,432	633,990	524,174
Gross profit	217,129	189,870	441,944	384,962
Operating expenses	163,709	145,830	328,428	294,411
Change in valuation of contingent payment liability	6,550	—	8,200	—
Impairment of intangible	—	—	1,700	—
Income from operations	46,870	44,040	103,616	90,551
Interest and other income, net	1,354	1,956	2,909	3,976
Income before provision for income taxes	48,224	45,996	106,525	94,527
Provision for income taxes	11,276	10,923	25,015	22,668
Net income	36,948	35,073	81,510	71,859
Less: net income attributable to noncontrolling interest	1,572	544	2,200	600
Net income attributable to Steven Madden, Ltd.	$35,376	$34,529	$79,310	$71,259

Basic income per share	$0.50	$0.47	$1.10	$0.96

Diluted income per share	$0.49	$0.46	$1.09	$0.95

Basic weighted average common shares outstanding	71,458	73,613	71,875	74,053

Diluted weighted average common shares outstanding	72,004	74,883	72,430	75,361

Cash dividends declared per common share	$0.21	$0.21	$0.42	$0.42

STEVEN MADDEN, LTD. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	As of
	June 30, 2024	December 31, 2023	June 30, 2023
	(Unaudited)		(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$180,457	$204,640	$258,056
Short-term investments	11,761	15,173	16,358
Accounts receivable, net of allowances	36,624	40,246	41,332
Factor accounts receivable	341,967	320,723	256,627
Inventories	241,643	228,990	207,839
Prepaid expenses and other current assets	28,448	29,009	24,282
Income tax receivable and prepaid income taxes	19,208	16,051	23,405
Total current assets	860,108	854,832	827,899
Note receivable - related party	—	—	201
Property and equipment, net	49,056	47,199	42,267
Operating lease right-of-use asset	143,480	122,783	116,871
Deposits and other	15,553	16,250	10,858
Deferred tax assets	609	609	2,135
Goodwill	183,374	180,003	168,967
Intangibles, net	122,884	126,267	101,047
Total Assets	$1,375,064	$1,347,943	$1,270,245
LIABILITIES
Current liabilities:
Accounts payable	$189,772	$161,140	$130,417
Accrued expenses	143,127	154,751	134,469
Operating leases - current portion	44,961	40,342	36,593
Income taxes payable	7,204	5,998	7,773
Contingent payment liability - current portion	11,957	3,325	1,153
Accrued incentive compensation	8,909	12,068	7,237
Total current liabilities	405,930	377,624	317,642
Contingent payment liability - long-term portion	9,543	9,975	—
Operating leases - long-term portion	112,988	98,536	96,277
Deferred tax liabilities	9,078	8,606	3,923
Other liabilities	5,169	5,170	10,686
Total Liabilities	542,708	499,911	428,528

STOCKHOLDERS’ EQUITY
Total Steven Madden, Ltd. stockholders’ equity	808,279	829,598	824,516
Noncontrolling interest	24,077	18,434	17,201
Total stockholders’ equity	832,356	848,032	841,717
Total Liabilities and Stockholders’ Equity	$1,375,064	$1,347,943	$1,270,245

STEVEN MADDEN, LTD. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Six Months Ended
	June 30, 2024	June 30, 2023
Cash flows from operating activities:
Net income	$81,510	$71,859
Adjustments to reconcile net income to net cash provided by operating activities:
Stock-based compensation	12,579	12,239
Depreciation and amortization	9,569	7,257
Loss on disposal of fixed assets	75	193
Impairment of intangible	1,700	—
Impairment of lease right-of-use asset	—	95
Accrued interest on note receivable - related party	—	(4)
Notes receivable - related party	—	204
Change in valuation of contingent payment liability	8,200	—
Other operating activities	238	26
Changes, net of acquisitions, in:
Accounts receivable	2,787	(3,395)
Factor accounts receivable	(22,988)	(6,256)
Inventories	(10,938)	22,417
Prepaid expenses, income tax receivables, prepaid taxes, and other assets	(4,700)	(8,572)
Accounts payable and accrued expenses	18,122	(7,316)
Accrued incentive compensation	(3,109)	(4,551)
Leases and other liabilities	756	(1,939)

Net cash provided by operating activities	93,801	82,257

Cash flows from investing activities:
Capital expenditures	(9,272)	(7,793)
Purchases of short-term investments	(10,510)	(11,406)
Maturity/sale of short-term investments	13,485	10,445
Acquisition of business	(4,259)	—
Other investing activities	371	—
Net cash used in investing activities	(10,185)	(8,754)

Cash flows from financing activities:
Common stock repurchased and net settlements of stock awards	(75,549)	(64,235)
Proceeds from exercise of stock options	749	870
Investment of noncontrolling interest	—	4,582
Cash dividends paid on common stock	(30,708)	(31,895)
Net cash used in financing activities	(105,508)	(90,678)
Effect of exchange rate changes on cash and cash equivalents	(2,291)	518
Net decrease in cash and cash equivalents	(24,183)	(16,657)
Cash and cash equivalents – beginning of period	204,640	274,713

Cash and cash equivalents – end of period	$180,457	$258,056

STEVEN MADDEN, LTD. AND SUBSIDIARIES

NON-GAAP RECONCILIATION

(In thousands, except per share amounts)

(Unaudited)

The Company uses non-GAAP financial information to evaluate its operating performance and in order to represent the manner in which the Company conducts and views its business. Additionally, the Company believes the information assists investors in comparing the Company’s performance across reporting periods on a consistent basis by excluding items that are not indicative of its core business. The non-GAAP financial information is provided in addition to, and not as an alternative to, the Company’s reported results prepared in accordance with GAAP.

Table 1 - Reconciliation of GAAP gross profit to Adjusted gross profit

	Three Months Ended		Six Months Ended
	June 30, 2024	June 30, 2023	June 30, 2024	June 30, 2023

GAAP gross profit	$217,129	$189,870	$441,944	$384,962
Non-GAAP Adjustments	126	—	333	—
Adjusted gross profit	$217,255	$189,870	$442,277	$384,962

Table 2 - Reconciliation of GAAP operating expenses to Adjusted operating expenses

	Three Months Ended		Six Months Ended
	June 30, 2024	June 30, 2023	June 30, 2024	June 30, 2023

GAAP operating expenses	$163,709	$145,830	$328,428	$294,411
Non-GAAP Adjustments	(958)	(495)	(1,623)	(1,676)
Adjusted operating expenses	$162,751	$145,335	$326,805	$292,735

Table 3 - Reconciliation of GAAP income from operations to Adjusted income from operations

	Three Months Ended		Six Months Ended
	June 30, 2024	June 30, 2023	June 30, 2024	June 30, 2023

GAAP income from operations	$46,870	$44,040	$103,616	$90,551
Non-GAAP Adjustments	7,633	495	11,855	1,676
Adjusted income from operations	$54,503	$44,535	$115,471	$92,227

Table 4 - Reconciliation of GAAP provision for income taxes to Adjusted provision for income taxes

	Three Months Ended		Six Months Ended
	June 30, 2024	June 30, 2023	June 30, 2024	June 30, 2023

GAAP provision for income taxes	$11,276	$10,923	$25,015	$22,668
Non-GAAP Adjustments	1,799	116	2,793	394
Adjusted provision for income taxes	$13,075	$11,039	$27,808	$23,062

Table 5 - Reconciliation of GAAP net income attributable to noncontrolling interest to Adjusted net income attributable to noncontrolling interest

	Three Months Ended		Six Months Ended
	June 30, 2024	June 30, 2023	June 30, 2024	June 30, 2023

GAAP net income attributable to noncontrolling interest	$1,572	$544	$2,200	$600
Non-GAAP Adjustments	—	—	130	—
Adjusted net income attributable to noncontrolling interest	$1,572	$544	$2,330	$600

Table 6 - Reconciliation of GAAP net income attributable to Steven Madden, Ltd. to Adjusted net income attributable to Steven Madden, Ltd.

	Three Months Ended		Six Months Ended
	June 30, 2024	June 30, 2023	June 30, 2024	June 30, 2023

GAAP net income attributable to Steven Madden, Ltd.	$35,376	$34,529	$79,310	$71,259
Non-GAAP Adjustments	5,835	378	8,931	1,282
Adjusted net income attributable to Steven Madden, Ltd.	$41,211	$34,907	$88,241	$72,541

GAAP diluted net income per share	$0.49	$0.46	$1.09	$0.95

Adjusted diluted net income per share	$0.57	$0.47	$1.22	$0.96

Table 7 - Reconciliation of GAAP diluted net income per share to Adjusted diluted net income per share in 2024 outlook

	2024 Outlook
	Low End	High End

GAAP diluted net income per share	$2.43	$2.53
Non-GAAP Adjustments	0.12	0.12
Adjusted diluted net income per share	$2.55	$2.65

Non-GAAP Adjustments include the items below.

For the second quarter of 2024:

●	$0.1 million pre-tax ($0.1 million after-tax) expense in connection with the purchase accounting fair value adjustment of inventory from acquired businesses, included in cost of goods sold.
●	$1.0 million pre-tax ($0.7 million after-tax) expense in connection with an acquisition and formation of joint ventures, included in operating expenses.
●	$6.6 million pre-tax ($5.0 million after-tax) expense in connection with the change in valuation of a contingent consideration in connection with the acquisition of Almost Famous.

For the second quarter of 2023:

●	$0.5 million pre-tax ($0.4 million after-tax) expense in connection with certain severances and termination benefits, included in operating expenses.

Contact

Steven Madden, Ltd.

VP of Corporate Development & Investor Relations

Danielle McCoy

718-308-2611

InvestorRelations@stevemadden.com